Exhibit (i)(3)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding Fidelity High Income Fund, Fidelity Investment Grade Bond Fund, Fidelity Short-Term Bond Fund, Spartan Government Income Fund, Fidelity Inflation-Protected Bond Fund and Fidelity Focused High Income Fund of Fidelity Fixed-Income Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 98 to the Trust's Registration Statement on Form N-1A (File No. 002-41839 and 811-02105), with respect to Fidelity High Income Fund, Fidelity Investment Grade Bond Fund, Fidelity Short-Term Bond Fund, Spartan Government Income Fund and Fidelity Inflation-Protected Bond Fund, to the use of our opinion of counsel incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 93 to the Registration Statement, and with respect to Fidelity Focused High Income Fund, to the use of our opinion of counsel incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 96 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 28, 2005